Exhibit 99.1
Booking Holdings Reports Financial Results for 3rd Quarter 2019

NORWALK, CT – November 7, 2019. . . Booking Holdings Inc. (NASDAQ: BKNG) today reported its 3rd quarter 2019 financial results. Third quarter gross travel bookings for Booking Holdings Inc. (the "Company," "Booking Holdings," "we," "our" or "us"), which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by its customers, net of cancellations, were $25.3 billion, an increase of 4% over a year ago (approximately 7% on a constant-currency basis). Room nights booked in the 3rd quarter increased 11% over a year ago.
Booking Holdings' total revenues for the 3rd quarter of 2019 were $5.0 billion, a 4% increase from the prior year (approximately 7% on a constant-currency basis). Net income in the 3rd quarter was $2.0 billion, which was 10% higher than the prior year. Net income was $45.54 per diluted share, a 23% increase as compared to the prior year.
Non-GAAP net income in the 3rd quarter was $1.9 billion, an 8% increase versus the prior year. Non-GAAP net income in the 3rd quarter was $45.36 per diluted share, a 20% increase as compared to the prior year. Adjusted EBITDA for the 3rd quarter was $2.5 billion, a 5% increase versus a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with Booking Holdings' financial results under GAAP.
"Booking Holdings executed well in our busiest quarter of the year as we booked 223 million room nights, which is up 11% year-over-year" said Glenn Fogel, Chief Executive Officer of Booking Holdings.  Mr. Fogel continued, "Our third quarter financial results highlight our meaningful size and scale that we intend to leverage as we invest against a very large global travel market opportunity."

Booking Holdings' guidance for the 4th quarter of 2019 is as follows:

	Guidance Ranges
(U.S. Dollars in millions, except per share amounts)	Low	High
Metrics
Year over year growth - Room nights booked	6%	8%
Year over year growth - Total gross travel bookings	0.5%	2.5%
Year over year growth - Total gross travel bookings (constant currency)	2%	4%

GAAP
Year over year growth - Revenue	(0.5)%	1.5%
Year over year growth - Revenue (constant currency)	1%	3%
Net income (1)(3)	$860	$880
Net income per diluted share (2)(3)	$20.40	$20.90

Non-GAAP
Non-GAAP Net income (1)	$905	$925
Non-GAAP Net income per diluted share (2)	$21.50	$22.00
Adjusted EBITDA	$1,210	$1,235

(1) Assumes an estimated effective tax rate for the 4th quarter of 2019 of approximately 19%.
(2) Assumes a fully diluted share count of approximately 42.2 million shares.
(3) Guidance for the 4th quarter of 2019 for GAAP net income and net income per diluted share excludes the impact of unrealized gains and losses on marketable equity securities and foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as a hedging instrument for accounting purposes, both of which are not predictable.

Non-GAAP adjustments for amortization expense of intangible assets, non-cash interest expense related to the amortization of debt discount and the tax impact of these non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $45 million in the 4th quarter of 2019, before considering the impact of unrealized gains or losses on marketable equity securities and foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as a hedging instrument for accounting purposes, both of which are not predictable.
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is comprised of GAAP net income excluding depreciation and amortization expense, interest income, interest expense, unrealized gains and losses on marketable equity securities, foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as a hedging instrument for accounting purposes and income tax expense. Adjusted EBITDA is estimated to be higher than GAAP net income by approximately $350 million to $355 million in the 4th quarter of 2019, before considering the impact of unrealized gains or losses on marketable equity securities and foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as a hedging instrument for accounting purposes, both of which are not predictable.
Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: Non-GAAP total revenues, adjusted EBITDA, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (net cash provided by operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-
GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net income and free cash flow are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flow from operations as measured under GAAP. The items excluded from these non-GAAP measures but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income is net income with the following adjustments:

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings, settlements and/or certain adjustments related to prior periods arising from travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings or other litigation or obligations,

•
excludes the impact of certain loyalty program adjustments, such as the favorable $27 million adjustment to total revenues in the 1st quarter of 2018 related to changes introduced in that same quarter to OpenTable’s loyalty program,

•
excludes a $66 million charge in the 2nd quarter of 2019 to correct an immaterial error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly-compensated former employees in the year of separation,

•	excludes amortization expense of intangible assets,

•	excludes the impact, if any, of significant charges related to the impairment of goodwill or intangible assets,

•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early extinguishment of debt, if any, related to our convertible debt,

•	excludes the impact, if any, of significant gains or losses on the sale of cost-method investments and significant charges related to other-than-temporary impairments of such investments,

•	excludes unrealized gains and losses on marketable equity securities, which are recognized in net income,

•	excludes foreign currency transaction gains or losses on Euro-denominated debt that is not designated as a hedging instrument for accounting purposes,

•	excludes income taxes related to convertible notes held for investment that matured in the 3rd quarter of 2019, and were reclassified from accumulated other comprehensive loss to income tax expense,

•	excludes the income tax impact related to one-time adjustments as a result of the U.S. Tax Cuts and Jobs Act ("Tax Act") enacted in December 2017, if any, and

•	the income tax impact of the non-GAAP adjustments mentioned above.
In addition to the adjustments listed above regarding non-GAAP net income, adjusted EBITDA excludes depreciation expense, interest income, interest expense and income tax expense.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis.  We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and nine months ended September 30, 2019 and 2018.

Information About Forward-Looking Statements
This press release contains forward-looking statements, including information providing guidance of expected future period financial performance. These forward-looking statements reflect the views of the Company's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for travel services, including the effects of macroeconomic conditions, terrorist attacks, natural disasters, health concerns, civil or political unrest or other events outside our control;
-- the effects of competition;
-- fluctuations in foreign currency exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to successfully manage our growth and expand our global business;
-- our ability to respond to and keep up with the rapid pace of technological and market changes;
-- our performance marketing efficiency and the general effectiveness of our marketing efforts;
-- IT systems-related failures, data privacy risks and obligations, and/or security breaches;
-- any change by our search and meta-search partners in how they present travel search results or conduct their auctions for search placement in a manner that is competitively disadvantageous to us;
-- any write-downs or impairments of goodwill or intangible assets related to acquisitions or investments;
-- adverse changes in relationships with travel service providers and restaurants;
-- our ability to attract and retain qualified personnel; and
-- tax, legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world leader in online travel and related services, provided to consumers and partners in over 230 countries and territories through six primary brands-Booking.com, KAYAK, priceline, agoda.com, Rentalcars.com and OpenTable. The mission of Booking Holdings is to help people experience the world.

For more information, visit BookingHoldings.com and follow us on Twitter @BookingHoldings.
###
For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@bookingholdings.com
For Investor Relations: Michael Noonan (203) 299-8489 michael.noonan@bookingholdings.com

Booking Holdings Inc. CONSOLIDATED BALANCE SHEETS (In millions, except share and per share data)

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,466	$2,624
Short-term investments in marketable securities	973	3,660
Accounts receivable, net of allowance for doubtful accounts of $52 and $61, respectively	1,788	1,523
Prepaid expenses and other current assets	829	600
Total current assets	10,056	8,407
Property and equipment, net	706	656
Operating lease assets	610	—
Intangible assets, net	1,985	2,125
Goodwill	2,885	2,910
Long-term investments	4,319	8,408
Other assets	885	181
Total assets	$21,446	$22,687

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,275	$1,134
Accrued expenses and other current liabilities	1,704	1,399
Deferred merchant bookings	1,567	1,022
Convertible debt	982	—
Total current liabilities	5,528	3,555
Deferred income taxes	868	370
Operating lease liabilities	466	—
Long-term U.S. transition tax liability	1,027	1,166
Other long-term liabilities	94	162
Long-term debt	7,512	8,649
Total liabilities	15,495	13,902

Commitments and Contingencies

Stockholders' equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 63,162,135 and 62,948,762 shares issued, respectively	—	—
Treasury stock, 21,077,128 and 17,317,126 shares, respectively	(21,523)	(14,711)
Additional paid-in capital	5,678	5,445
Retained earnings	22,061	18,367
Accumulated other comprehensive loss	(265)	(316)
Total stockholders' equity	5,951	8,785
Total liabilities and stockholders' equity	$21,446	$22,687

Booking Holdings Inc. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Agency revenues	$3,435	$3,541	$7,991	$8,221
Merchant revenues	1,313	1,050	2,875	2,286
Advertising and other revenues	292	258	861	807
Total revenues	5,040	4,849	11,727	11,314
Operating expenses:
Performance marketing	1,291	1,314	3,513	3,562
Brand marketing	124	160	462	385
Sales and other expenses	276	243	739	612
Personnel, including stock-based compensation of $79, $70, $232 and $216, respectively	566	537	1,686	1,558
General and administrative	225	183	596	505
Information technology	71	58	206	177
Depreciation and amortization	117	107	352	317
Total operating expenses	2,670	2,602	7,554	7,116
Operating income	2,370	2,247	4,173	4,198
Other income (expense):
Interest income	44	48	113	141
Interest expense	(70)	(68)	(204)	(203)
Net unrealized (losses) gains on marketable equity securities	(49)	31	419	107
Foreign currency transactions and other	68	(18)	37	(40)
Total other (expense) income	(7)	(7)	365	5
Earnings before income taxes	2,363	2,240	4,538	4,203
Income tax expense	413	473	844	851
Net income	$1,950	$1,767	$3,694	$3,352
Net income applicable to common stockholders per basic common share	$46.01	$37.39	$84.84	$70.00
Weighted-average number of basic common shares outstanding (in 000's)	42,389	47,268	43,540	47,887
Net income applicable to common stockholders per diluted common share	$45.54	$37.02	$84.06	$69.07
Weighted-average number of diluted common shares outstanding (in 000's)	42,831	47,751	43,947	48,530

Booking Holdings Inc. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions)

	Nine Months Ended September 30,
	2019	2018
OPERATING ACTIVITIES:
Net income	$3,694	$3,352
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	352	317
Provision for uncollectible accounts	108	108
Deferred income tax expense (benefit)	39	(26)
Net unrealized gains on marketable equity securities	(419)	(107)
Stock-based compensation expense and other stock-based payments	245	226
Operating lease amortization	127	—
Amortization of debt discount and debt issuance costs	43	45
Unrealized foreign currency transaction gains on Euro-denominated debt	(54)	—
Contingent consideration fair value adjustment	9	8
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(442)	(450)
Prepaid expenses and other current assets	(247)	(201)
Accounts payable, accrued expenses and other current liabilities	794	1,005
Other long-term assets and liabilities	(461)	(23)
Net cash provided by operating activities	3,788	4,254

INVESTING ACTIVITIES:
Purchase of investments	(696)	(2,195)
Proceeds from sale and maturity of investments	7,940	4,496
Additions to property and equipment	(281)	(356)
Acquisitions and other investments, net of cash acquired	(9)	(139)
Net cash provided by investing activities	6,954	1,806

FINANCING ACTIVITIES:
Proceeds from revolving credit facility and short-term borrowings	400	4
Repayments of revolving credit facility and short-term borrowings	(425)	—
Payments for conversion of senior notes	—	(1,487)
Payments for repurchase of common stock	(6,840)	(4,110)
Other financing activities	(11)	1
Net cash used in financing activities	(6,876)	(5,592)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(26)	(37)
Net increase in cash and cash equivalents and restricted cash and cash equivalents	3,840	431
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	2,645	2,563
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$6,485	$2,994

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$986	$1,044
Cash paid during the period for interest	$171	$155
Non-cash operating and financing activity for an acquisition	$—	$51
Non-cash investing and financing activity for an acquisition	$—	$59

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data) (1)

RECONCILIATION OF TOTAL REVENUES TO NON-GAAP TOTAL REVENUES		Three Months Ended September 30,		Nine Months Ended September 30,
		2019	2018	2019	2018
	Total Revenues	$5,040	4,849	$11,727	$11,314

(a)	Adjustment to loyalty program liability	—	—	—	(27)
	Non-GAAP Total Revenues	$5,040	$4,849	$11,727	$11,287

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA		Three Months Ended September 30,		Nine Months Ended September 30,
		2019	2018	2019	2018
	Net income	$1,950	$1,767	$3,694	$3,352

(a)	Adjustment to loyalty program liability	—	—	—	(27)
(b)	Net travel transaction tax charge	—	23	—	23
(c)	Adjustment to personnel expenses	—	—	66	—
(d)	Depreciation and amortization	117	107	352	317
(d)	Interest income	(44)	(48)	(113)	(141)
(d)	Interest expense	70	68	204	203
(e)	Net unrealized losses (gains) on marketable equity securities	49	(31)	(419)	(107)
(f)	Remeasurement (gains) losses on certain Euro-denominated debt	(72)	—	(54)	—
(d)	Income tax expense	413	473	844	851
	Adjusted EBITDA	$2,482	$2,360	$4,573	$4,471

	Adjusted EBITDA as a % of Non-GAAP Total Revenues	49.3%	48.7%	39.0%	39.6%

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended September 30,		Nine Months Ended September 30,
		2019	2018	2019	2018
	Net income	$1,950	$1,767	$3,694	$3,352

(a)	Adjustment to loyalty program liability	—	—	—	(27)
(b)	Net travel transaction tax charge	—	23	—	23
(c)	Adjustment to personnel expenses	—	—	66	—
(e)	Net unrealized losses (gains) on marketable equity securities	49	(31)	(419)	(107)
(f)	Remeasurement (gains) losses on certain Euro-denominated debt	(72)	—	(54)	—
(g)	Amortization of intangible assets	43	43	132	135
(h)	Debt discount amortization related to convertible debt	11	11	34	36
(b)	Interest income	—	(1)	—	(1)
(i)	Income taxes on convertible notes held for investment	21	—	21	—
(j)	Impact of Tax Act	(46)	—	(46)	—
(k)	Tax impact of Non-GAAP adjustments	(13)	(8)	52	(12)
	Non-GAAP Net income	$1,943	$1,804	$3,479	$3,398

	GAAP weighted-average number of diluted common shares outstanding (in 000's)	42,831	47,751	43,947	48,530

	Non-GAAP Net income per diluted common share	$45.36	$37.78	$79.17	$70.02

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Nine Months Ended September 30,
		2019	2018
	Net cash provided by operating activities	$3,788	$4,254

(l)	Additions to property and equipment	(281)	(356)

	Free cash flow	$3,507	$3,898

	Free cash flow as a % of Non-GAAP Total Revenues	29.9%	34.5%

(1) Amounts may not total due to rounding.

Notes:
(a)	Favorable adjustment to OpenTable's loyalty program liability related to changes introduced in the 1st quarter of 2018 to the program.
(b)
Adjustments for travel transaction taxes (including estimated interest and penalties) of approximately $29 million related to prior periods, partially offset by a reversal of previously accrued travel transaction taxes of $6 million related to a favorable ruling in California. Interest income of approximately $1 million was recorded related to the favorable ruling in California and is excluded from Adjusted EBITDA and Non-GAAP Net Income.

(c)
Adjustment to correct an immaterial error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly-compensated former employees in the year of separation, which is recorded in Personnel expenses.

(d)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(e)	Net unrealized gains or losses on marketable equity securities are excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(f)
Adjustment for foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as a hedging instrument for accounting purposes is recorded in Foreign currency transactions and other.

(g)	Amortization of intangible assets is recorded in Depreciation and amortization and excluded from Net income to calculate Non-GAAP Net income.
(h)	Non-cash interest expense related to the amortization of debt discount is recorded in Interest expense and is excluded from Net income to calculate Non-GAAP Net income.
(i)
Reclassification of income taxes related to convertible notes held for investment that matured in the 3rd quarter of 2019, and were reclassified from accumulated other comprehensive loss to income tax expense.

(j)	Benefit for U.S. Federal tax credits resulting from the Tax Act and an adjustment to the one-time deemed repatriation liability resulting from the Tax Act.
(k)	Reflects the tax impact of Non-GAAP adjustments and is excluded from Net income to calculate Non-GAAP Net income.
(l)	Additions to property and equipment are included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
In millions(1)
(Unaudited)

Gross Bookings(2)	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19
Agency	$18,594	$15,015	$20,576	$19,090	$19,024	$15,230	$19,678	$18,638	$18,118
Merchant	3,168	2,965	4,434	4,807	5,250	4,322	5,732	6,401	7,163
Total	$21,762	$17,980	$25,009	$23,896	$24,274	$19,552	$25,410	$25,039	$25,281

Gross Bookings Year/Year Growth (Decline)
Agency	18.0%	15.7%	13.4%	6.4%	2.3%	1.4%	(4.4)%	(2.4)%	(4.8)%
Merchant	17.2%	39.0%	74.1%	68.6%	65.7%	45.8%	29.3%	33.2%	36.5%
Total	17.9%	19.0%	20.9%	14.9%	11.5%	8.7%	1.6%	4.8%	4.1%
Constant Currency	16%	14%	12%	11%	14%	13%	8%	10%	7%

Units Sold	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19
Room Nights	178	152	197	191	201	171	217	213	223
Year/Year Growth	18.6%	16.8%	13.2%	12.0%	13.4%	13.0%	10.3%	11.8%	11.0%

Rental Car Days	19	15	19	21	19	15	18	21	21
Year/Year Growth/(Decline)	5.5%	5.4%	0.6%	1.0%	(0.1)%	(0.6)%	(1.3)%	1.2%	8.5%

Airline Tickets	2	2	2	2	2	2	2	2	2
Year/Year Growth/(Decline)	(11.8)%	3.1%	1.9%	5.3%	9.2%	(1.3)%	4.4%	2.4%	(2.5)%

	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19
Gross Profit/Total Revenues (2018 and 2019) (3)(4)	$4,380	$2,763	$2,928	$3,537	$4,849	$3,213	$2,837	$3,850	$5,040
Year/Year Growth/(Decline) (4)	22.0%	21.1%	25.2%	19.6%	10.7%	16.3%	(3.1)%	8.9%	3.9%
Constant Currency (4)	19%	17%	18%	16%	13%	21%	3%	14%	7%

(1)Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.

(3) For periods ending prior to January 1, 2018, gross profit has been adjusted to reflect the reclassification of certain prior period expenses from "cost of revenues" to "sales and other expense" to conform to the current-period presentation.

(4) For periods beginning after December 31, 2017, the Company records revenue under Accounting Standards Update 2014-09 ("Current Revenue Standard"), recognizing substantially all of its revenue at check-in, rather than at check-out, as it had in the past under the previous revenue accounting standard. Additionally, under the Current Revenue Standard, amounts remitted to travel service providers are recorded as a reduction to merchant revenues and therefore the Company no longer presents cost of revenues or gross profit.